EXHIBIT 99.1

Date May 13, 2008, Immediate Release

Press Release

SOURCE: Uni-Pixel, Inc.

UniPixel Announces Opcuity™ Finger Print Resistant Film

Company’s Optical Thin Film Research and Development Yields Advanced Finger Print Resistant Films Applicable to Any Touch Screen Surface

The Woodlands, TX (May 13, 2008) — Uni-Pixel, Inc. (OTCBB: UNXL), the developer of color display technology called Time Multiplexed Optical Shutter (“TMOS”), today announced it has developed a unique new thin film it calls Opcuity™ FPR (Finger Print Resistant) that can be applied to any touch screen surface to prevent finger prints while maintaining an optically clear path to the underlying display.  The film also provides scratch protection, anti-glare and offers a silky smooth touch interface for device users’ fingers.  The unique optical properties of Opcuity FPR can also provide enhanced viewing capabilities in some cases.

According to DisplaySearch, the touch screen market is forecasted to reach more than 660 million units by 2015—indicating a significant market opportunity for UniPixel’s Opcuity FPR.

According to Mr. Reed Killion, President and CEO of UniPixel, “Our engineering teams continue to make great strides toward the commercialization of our TMOS display technology.  A key element of our TMOS display system is the Opcuity thin films we intend to supply as a material to our TMOS display manufacturing licensees.  Today’s announcement signals UniPixel’s core competency in the thin films arena and we’re breaking new ground in many of its facets.  We believe the Opcuity FPR film is a timely discovery and offers superior touch and optical benefits to the exploding touch screen market segment.”

Killion concluded, “UniPixel has successfully developed and tested a volume production process and are now in position to take Opcuity FPR to market.  Based on these results, we have begun discussions with potential partners for distribution of Opcuity FPR. The Opcuity FPR film offers an immediate and clear path to commercial production revenues for UniPixel that will help establish the foundation for our TMOS licensing and Opcuity film sales business.”

UniPixel executives will be available to discuss its Opcuity FPR film at the coming SID DisplayWeek, to be held in Los Angeles, CA the week of May 19. Media interested in attending the company’s press conference or attending a press briefing should contact Stacey Voorhees at stacey@savvypublicrelations.net or call (925)-336-9592.

About Uni-Pixel, Inc.

Uni-Pixel, Inc. is a development stage corporation that has developed, patented, and is working to commercialize a new color display technology it calls Time Multiplexed Optical Shutter (“TMOS”), which can be used for a wide variety of applications, ranging from cell phones and industrial displays to televisions and large digital signage systems.  UniPixel’s TMOS technology offers significant advantages over existing alternatives including lower cost to produce, superior brightness, improved picture quality, lower power consumption and a broad range of design flexibility. UniPixel licenses its TMOS technology to manufacturing partners and intends to supply its Opcuity™ thin films to those manufacturers.   The Company’s corporate headquarters are located in The Woodlands, TX. For further information, please see http://www.unipixel.com.

DISCLAIMER

All statements in this news release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1 “Risk Factors” in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007. We operate in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statements. Readers are also urged to carefully review and consider the other various disclosures in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007, as well as other public filings with the SEC since such date.

For further information contact:

Uni-Pixel, Inc. Investor Relations:

James Tassone, CFO

Phone: 281-825-4503

Email: jtassone@unipixel.com

Uni-Pixel Inc. Public Relations:

Stacey Voorhees

Public Relations Consultant

Phone: 925-336-9592

E-mail: stacey@savvypublicrelations.net